Series Number: 3
For period ending 8/31/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           25,864
                      Institutional Class                                                      5,083
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           785
                      C Class                                           278

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.2946
                      Institutional Class                                           $0.3181
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.2654
C Class                                            $0.1778

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           89,145
                      Institutional Class                                                      17,419
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           2,756
                      C Class                                            1,485

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.94
                      Institutional Class                                           $11.94
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.94
                                C Class                                            $11.95

Series Number: 4
For period ending 8/31/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           11,420
                      Institutional Class                                           1
           2.  Dividends for a second class of open-end company shares
                                A Class                                           236
                      C Class                                           166

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.3778
                      Institutional Class                                           $0.4007
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.3493
C Class                                            $0.2640

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           29,274
                                Institutional Class                                           3
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            661
                                C Class                                           604

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.76
                                Institutional Class                                           $11.77
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.76
                      C Class                                            $11.76

Series Number: 5
For period ending 8/31/14

48)	Investor, A & C
First $1 billion 0.599%
Next $1 billion 0.547%
Next $3 billion 0.517%
Next $5 billion 0.497%
Next $15 billion 0.484%
Next $25 billion 0.482%
Over $50 billion 0.482%

Institutional
First $1 billion 0.399%
Next $1 billion 0.347%
Next $3 billion 0.317%
Next $5 billion 0.297%
Next $15 billion 0.284%
Next $25 billion 0.282%
Over $50 billion 0.282%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           21,040
Institutional Class                                           2,298
           2. Dividends for a second class of open-end company shares
                      A Class                                            4,046
                                C Class                                             723

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.4082
                      Institutional Class                                           $0.4277
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.3837
                      C Class                                           $0.3100

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      55,785
                      Institutional Class                                                      7,470
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           11,204
                      C Class                                           2,327

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.25
                      Institutional Class                                           $10.25
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.25
                      C Class                                           $10.25